UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2017

NEWS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-35769	46-2950970
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 416-3400
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, Elaine L. Chao notified News Corporation (the "Company") that she will resign from the Company's Board of Directors (the "Board") effective if and when she is confirmed as Secretary of the United States Department of Transportation. On January 31, 2017, the Company notified the NASDAQ Stock Market ("NASDAQ") that, as a result of Ms. Chao's resignation, effective on such date, the Company is no longer in compliance with NASDAQ Listing Rule 5605(b)(1), which requires that a majority of the Board be comprised of independent Directors. Also on January 31, 2017, in response to the Company's notice, NASDAQ issued a letter to the Company acknowledging the Company's noncompliance and confirming that, consistent with NASDAQ Listing Rule 5605(b)(1)(A), the Company can rely on a cure period allowing the Company to regain compliance by the earlier of the Company's next annual meeting of stockholders and January 31, 2018; or, if the Company's next annual meeting of stockholders is held before July 31, 2017, by July 31, 2017.

The Board is currently conducting a search process, which includes engagement of an independent search firm, and intends to appoint an additional independent Director to the Board prior to the end of the cure period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: February 3, 2017